EXHIBIT 10.3
FIRST AMENDMENT TO CREDIT AGREEMENT
          This FIRST AMENDMENT, dated as of June 6, 2006 (this “Amendment”), to the Credit Agreement referred to below is by and among (a) ZILA, INC., a Delaware corporation, ZILA NUTRACEUTICALS, INC. (formerly known as Oxycal Laboratories Incorporated), an Arizona corporation, ZILA TECHNICAL, INC., an Arizona corporation, ZILA BIOTECHNOLOGY, INC., an Arizona corporation, ZILA PHARMACEUTICALS, INC., a Nevada corporation, and ZILA SWAB TECHNOLOGIES, INC., an Arizona corporation (collectively, the “Borrowers”), (b) BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., a Delaware corporation, as administrative agent for Lenders (the “Administrative Agent”), and (c) the Required Lenders party to the Credit Agreement from time to time.
W I T N E S S E T H
          WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 24, 2006 (including all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, the Administrative Agent and Required Lenders have agreed to amend the Credit Agreement, in the manner, and on the terms and conditions, provided for herein.
          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
          2. Limited Waiver. The Administrative Agent and the Required Lenders hereby waive, effective as of April 30, 2006, the Borrowers’ compliance with the Financial Covenants set forth in Section 8.1(a)(i) (Minimum LTM EBITDA with respect to the Nutraceuticals Business), Section 8.1(b)(i) (Minimum LTM EBITDA with respect to the Borrowers operations as a whole) and Section 8.1(b)(ii) (Minimum Cash) of the Credit Agreement, for the fiscal months ending April 30, 2006 and May 31, 2006, respectively.
          3. Amendment to Section 2.3 of the Credit Agreement. Section 2.3 of the Credit Agreement is hereby amended as of the First Amendment Effective Date by deleting the initial exercise price of the Warrants in such Section 2.3 and substituting in lieu thereof the new initial exercise price of “$3.14 per share”.
          4. Amendment to Section 7.17 of the Credit Agreement. Section 7.17 of the Credit Agreement is hereby amended as of the First Amendment Effective Date by deleting the proviso in Section 7.17 in its entirety and substituting in lieu thereof the following new proviso in such Section 7.17:
  “provided, however, the Administrative Agent shall have received a Mortgage on the Prescott Facility by not later than July 15, 2006.”

          5. Amendment to Annex A of the Credit Agreement. Annex A of the Credit Agreement is hereby amended as of the First Amendment Effective Date by adding the following new definition to Annex A in appropriate alphabetical order:
       “First Amendment Effective Date’ means the First Amendment to Credit Agreement, dated as of June 6, 2006, among the Borrowers, the Administrative Agent and the Lenders party thereto.”
          6. Amendment to Section 8.6 of the Credit Agreement. Section 8.6 of the Credit Agreement is hereby amended as of the First Amendment Effective Date by deleting Section 8.6 in its entirety and substituting in lieu thereof the following Section 8.6:
       “Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower or any Subsidiary (collectively, “Restricted Payments”), except that (a) any Subsidiary may make Restricted Payments to any Borrower or any Wholly Owned Subsidiary Guarantor and (b) the Borrower may pay dividends on the Borrower’s Series B Convertible Preferred Stock in accordance with the terms and conditions of the Borrower’s certificate of incorporation as in effect on the Closing Date.”
          7. Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Amendment, the Borrowers executing this Amendment jointly and severally represent and warrant that:
          (a) Each Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except (i) consents, authorizations, filings and notices described in Schedule 5.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings and recordings referred to in Section 5.19.
          (b) This Amendment has been duly executed and delivered by or on behalf of each of the Borrowers.
          (c) This Amendment constitutes a legal, valid and binding obligation of each Borrower, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.
          (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
          (f) The representations and warranties of each Borrower contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the First Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.
          8. No Other Amendments/Waivers. Except as expressly provided herein, (a) the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (b) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.
          9. Outstanding Indebtedness; Waiver of Claims. Each Borrower hereby acknowledges and agrees that as of June 6, 2006, the aggregate outstanding principal amount of the Term Loan is $20,149,365.77 (collectively, the “Outstanding Obligations”), and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Each Borrower hereby waives, releases, remises and forever discharges the Administrative Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had, now has or might hereafter have against the Administrative Agent or Lenders which relates, directly or indirectly, to any acts or omissions of the Administrative Agent, Lenders or any other Indemnified Person on or prior to the date hereof, provided that, the Borrowers do not waive any Claim solely to the extent such Claim relates to the Administrative Agent’s or any Lender’s gross negligence or willful misconduct.
          10. Expenses. Each Borrower hereby reconfirms its obligations pursuant to Sections 4.5 and 7.11 of the Credit Agreement to pay and reimburse the Administrative Agent and Lenders for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

          11. Effectiveness. This Amendment shall become effective as of the date hereof only upon satisfaction in full in the judgment of the Administrative Agent of each of the following conditions on or prior to June 6, 2006:
          (a) Amendment. The Administrative Agent shall have received six (6) original copies of this Amendment duly executed and delivered by the Administrative Agent, Required Lenders and each of the Borrowers.
          (b) Amendment to Warrant. The Borrower shall have executed and delivered to the Administrative Agent an amended and restated Warrant reflecting the amendment to the initial issue price described in Section 3 of this Amendment.
          (c) Payment of Fees and Expenses. The Borrowers shall have paid to the Administrative Agent (i) a non-refundable cash amendment fee equal to $50,000 for the pro rata account of Lenders, (ii) a non-refundable cash amendment fee equal to $150,000 for the sole account of the Administrative Agent and (iii) all costs, fees and expenses invoiced and owing in connection with this Amendment and the other Loan Documents and due to the Administrative Agent (including, without limitation, reasonable legal fees and expenses).
          (d) Representations and Warranties. The representations and warranties of or on behalf of each Borrower in this Amendment shall be true and correct on and as of the First Amendment Effective Date.
          12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          13. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS:

ZILA, INC.

By:	\s\ Andrew A. Stevens

Name: Andrew A. Stevens Title: VP

ZILA TECHNICAL, INC.

By:	\s\ Andrew A. Stevens

Name: Andrew A. Stevens Title: VP

ZILA BIOTECHNOLOGY, INC.

By:	\s\ Andrew A. Stevens

Name: Andrew A. Stevens Title: VP

ZILA NUTRACEUTICALS, INC.

By:	\s\ Andrew A. Stevens

Name: Andrew A. Stevens Title: VP

ZILA PHARMACEUTICALS, INC.

By:	\s\ Andrew A. Stevens

Name: Andrew A. Stevens Title: VP

ZILA SWAB TECHNOLOGIES, INC.

By:	\s\ Andrew A. Stevens

Name: Andrew A. Stevens Title: VP

ADMINISTRATIVE AGENT:

BLACK DIAMOND COMMERCIAL FINANCE, L.L.C.

By:	/s/ Stuart Armstrong

Name: Stuart Armstrong Title: President and CEO

LENDER:

BDC FINANCE, LLC

By:	/s/ James J. Zenni, Jr.

Name: James J. Zenni, Jr. Title: President & Managing Partner Black Diamond Capital Management, LLC